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                                                                   EXHIBIT 11.01

                                HNC SOFTWARE INC.

                               STATEMENT REGARDING
                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                      NINE MONTHS ENDED SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                                            1997              1996              1996              1995              1994
                                    -----------------  ----------------  ----------------  ----------------  ----------------
                                               FULLY             FULLY             FULLY             FULLY             FULLY
                                    PRIMARY   DILUTED  PRIMARY  DILUTED  PRIMARY  DILUTED  PRIMARY  DILUTED  PRIMARY  DILUTED
                                    -------   -------  -------  -------  -------  -------  -------  -------  -------  -------
NET INCOME                          $14,299   $14,299  $ 4,747  $ 4,747  $11,893  $11,893  $ 6,077  $ 6,077  $ 3,142  $ 3,142
                                    =======   =======  =======  =======  =======  =======  =======  =======  =======  =======

SHARES(1)
  Weighted average common
  shares outstanding                 24,214    24,214   23,437   23,437   23,552   23,552   15,195   15,195    8,642    8,642

  Weighted average common
  stock options and warrants
  as determined by application
  of the treasury stock method(2)     1,359     1,666    1,879    1,957    1,796    1,795    1,958    2,155    1,427    1,504

  Weighted average preferred
  shares outstanding assuming
  conversion to common stock(3)           -         -        -        -        -        -    4,454    4,454    8,552    8,552
                                    -------   -------  -------  -------  -------  -------  -------  -------  -------  -------

  Pro forma weighted average
  common and common equivalent
  shares outstanding                                                                        21,607   21,804   18,621   18,698
                                                                                           =======  =======  =======  =======
  Weighted average common
  and common equivalent
  shares outstanding                 25,573    25,880   25,316   25,394   25,348   25,347
                                    =======   =======  =======  =======  =======  =======

PRO FORMA NET INCOME PER
SHARE OF COMMON STOCK                                                                      $  0.28  $  0.28  $  0.17  $  0.17
                                                                                           =======  =======  =======  =======

NET INCOME PER SHARE OF
COMMON STOCK                        $  0.56   $  0.55  $  0.19  $  0.19  $  0.47  $  0.47
                                    =======   =======  =======  =======  =======  =======

PRO FORMA ADJUSTED
NET INCOME(4)                       $11,704   $11,704  $ 3,319  $ 3,319  $ 9,731   $9,731  $ 4,534  $ 4,534  $ 2,137  $ 2,137
                                    =======   =======  =======  =======  =======  =======  =======  =======  =======  =======

PRO FORMA ADJUSTED
NET INCOME PER SHARE
OF COMMON STOCK (4)                 $  0.46   $  0.45  $  0.13  $  0.13  $  0.38  $  0.38  $  0.21  $  0.21  $  0.11  $  0.11
                                    =======   =======  =======  =======  =======  =======  =======  =======  =======  =======

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(1) All share and per share amounts have been adjusted to give retroactive effect to the stock split, which occurred on April 3, 1996.

(2) Includes an adjustment for options pursuant to SAB No. 83 using the treasury stock method at the initial public offering price of $7.00 per share for all periods presented prior to or including the Company's public offering date of June 26, 1995.

(3) All outstanding shares of the Company's preferred stock automatically converted into shares of common stock upon the consummation of the Company's initial public offering on June 26, 1995.

(4) Pro forma adjusted net income and net income per share give retroactive effect to federal and state income taxes as if CompReview had filed subchapter C corporation income tax returns for the periods presented.